Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

DEVON ENERGY CORPORATION

AND

THE SELLERS NAMED HEREIN

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 27, 2024 (the “Closing Date”) by and among Devon Energy Corporation, a Delaware corporation (“Devon”), and the stockholders from time to time party to this Agreement (each a “Party” and collectively, the “Parties”).

WHEREAS, this Agreement is made in connection with the acquisition of all of the issued and outstanding securities of (a) Grayson Mill Intermediate HoldCo II, LLC, a Delaware limited liability company (“GM II Subject Company”) and (b) Grayson Mill Intermediate HoldCo III, LLC, a Delaware limited liability company (“GM III Subject Company” and together with the GM II Subject Company, each individually a “Subject Company” and collectively, the “Subject Companies”), in exchange for cash and the issuance of Devon’s common stock, par value $0.10 per share (the “Purchased Common Stock”) to the Holders pursuant to the securities purchase agreement (the “Purchase Agreement”), dated as of July 8, 2024, by and among (i) Grayson Mill Holdings II, LLC, a Delaware limited liability company (“GM II Seller”), Grayson Mill Holdings III, LLC, a Delaware limited liability company (“GM III Seller”, and together with the GM II Seller, each a “Seller” and collectively, the “Sellers”), the Subject Companies, WPX Energy Williston, LLC, a Delaware limited liability company and Devon;

WHEREAS, Devon has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Sellers pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of each party to the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

Article I

DEFINITIONS
Section 1.01
Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Adoption Agreement” means an adoption agreement in a form reasonably acceptable to Devon.

“Affiliate” means as to any Person, any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Commission” means the Securities and Exchange Commission.

“Devon” has the meaning specified therefor in the introductory paragraph.

“Devon Repurchase Exercise” has the meaning specified therefor in Section 2.07(b).

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a).

“Exercised Repurchase Right Shares” has the meaning specified therefor in Section 2.07(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the Commission thereunder.

“Holder” means the holder of any Registrable Securities.

“Holder Repurchase Notice” has the meaning specified therefor in Section 2.07(b).

“Legend Removal Documents” has the meaning specified therefor in Section 2.09.

“Losses” has the meaning specified therefor in Section 2.05(a).

“Major Holder” means each of GM II Seller, GM III Seller and any other Holder that is an Affiliate of EnCap Investments L.P.

“Party” and “Parties” have the meaning specified therefor in the Recitals of this Agreement.

“Permitted Transferee” means (a) any Affiliate of a Holder and (b) any of the direct or indirect partners, shareholders, members or other holders of other equity interests of a Major Holder, provided that in each case, such transferee has delivered to Devon a duly executed Adoption Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Purchased Common Stock” has the meaning specified therefor in the Recitals of this Agreement.

“Registrable Securities” means the Purchased Common Stock until no longer Registrable Securities pursuant to the provisions of Section 1.02.

“Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Repurchase Price” has the meaning specified therefor in Section 2.07(a).

“Repurchase Right” has the meaning specified therefor in Section 2.07(a).

“Repurchase Right Sale” has the meaning specified therefor in Section 2.07(a).

“Repurchase Right Shares” has the meaning specified therefor in Section 2.07(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Seller” and “Sellers” have the meanings specified therefor in the recitals of this Agreement.

“Seller Affiliate” has the meaning specified therefor in Section 2.05(b).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of common stock of Devon, par value $0.10, are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02
Registrable Securities. Any Registrable Security will cease to be a Registrable Security when: (a) a registration statement covering such Registrable Security has become effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) such Registrable Security can be (or has been) disposed of without regard to volume or manner-of-sale restrictions under Rule 144 (or any similar provision then in force) under the Securities Act, or (c) it is held by a Person to which the rights under this Agreement have not been assigned.
Article II

REGISTRATION RIGHTS
Section 2.01
Registration. Devon shall prepare and file (if not previously filed) within five (5) business days after the Closing Date, and use commercially reasonable efforts to cause to become effective as promptly as reasonably practicable after the filing thereof (it being agreed that the Registration Statement shall be an Automatic Shelf Registration Statement if Devon is a

well-known seasoned issuer (as defined in Rule 405) at the most recent applicable eligibility determination date), a shelf registration statement and prospectus supplement under the Securities Act (or shall file an amendment or prospectus supplement to an existing shelf registration statement) to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force), under the Securities Act with respect to all of the Registrable Securities in accordance with the method or methods of disposition thereof (other than an Underwritten Offering) as may be reasonably requested by the Selling Holders in writing prior to the filing of the Registration Statement or prospectus supplement, as applicable (the “Registration Statement”). A Registration Statement filed pursuant to this Section 2.01 shall be on Form S-3 (or any successor form or other appropriate form under the Securities Act), or, if Devon is not then permitted to file a registration statement on Form S-3, a registration statement on Form S-1 (or any successor form or other appropriate form under the Securities Act); in each case, provided that such Registration Statement shall permit the resale of the Registrable Securities in accordance with the method or methods of disposition thereof (other than an Underwritten Offering) as may be reasonably requested by the Selling Holders in writing prior to the filing of the Registration Statement. Devon will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to remain continuously effective, including by filing any supplements or amendments thereto, under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by the Holders or cease to be Registrable Securities or (ii) two years from the initial effective date of such Registration Statement or prospectus supplement, if later (the “Effectiveness Period”). The Registration Statement when it becomes effective (including the documents incorporated therein by reference) shall comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
Section 2.02
Sale Procedures. In connection with a Registration Statement prepared pursuant to Section 2.01, Devon shall:
(a)
if the Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause such Registration Statement to become effective as promptly as reasonably practicable;
(b)
respond to any and all comments received from the Commission, with a view towards causing such Registration Statement or any amendment thereto to be declared effective by the Commission as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all Commission comments or, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to review;
(c)
prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities;

(d)
before filing a Registration Statement and any amendments or supplements thereto, furnish to the Holders and to one counsel selected by the Holders of a majority of such Registrable Securities copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment by such counsel;
(e)
if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or “blue sky” laws of such jurisdictions as the Selling Holders may reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable any Selling Holder to consummate the disposition of the Registrable Securities in such jurisdiction; provided, however, that Devon will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
(f)
furnish to each Selling Holder such numbers of copies of such Registration Statement, each amendment and supplement thereto, each prospectus (including each preliminary prospectus and prospectus supplement) and such other documents as such Selling Holder may reasonably request in writing in order to facilitate the disposition of the Registrable Securities;
(g)
as promptly as practicable, notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any prospectus or prospectus supplement thereto;
(h)
as promptly as practicable, notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of (but not the nature or details concerning) any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Devon of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Devon agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto and shall, at the written request of any Selling Holder promptly furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus, or a revised prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;
(i)
otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(j)
cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by Devon are then listed;
(k)
use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Devon to enable the Selling Holders to consummate the disposition of such Registrable Securities; and
(l)
provide a transfer agent and registrar for all Registrable Securities covered by such registration statement, in each case not later than the effective date of the Registration Statement.

Each Selling Holder, upon receipt of notice from Devon of the happening of any event of the kind described in Section 2.02(g) of this Agreement, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.02(g) of this Agreement or until it is advised in writing by Devon that the use of the prospectus may be resumed.

Section 2.03
Cooperation by Holders. Devon shall promptly provide written notice to a Holder to the extent that information related to such Holder is reasonably required for the Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act. Following 10 days after providing such notice, Devon shall have no obligation to include in the Registration Statement Registrable Securities of a Holder who has failed to timely furnish such information.
Section 2.04
Expenses. Devon shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Devon shall pay all Commission, securities exchange, listing, inclusion, compliance and filing fees, legal fees and expenses of its counsel, fees of its accountants and other advisors and its internal expenses in connection with its performance of this Agreement, and each Selling Holder shall pay all selling expenses in connection with any sale of its Registrable Securities hereunder.
Section 2.05
Indemnification.
(a)
By Selling Holders. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Devon, its directors, officers, agents and representatives, and each Person, if any, who controls Devon within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, agents and representatives, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the net proceeds received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification, except in cases of fraud, bad faith, gross negligence or willful misconduct.
(b)
By Devon. Devon agrees to indemnify and reimburse, to the fullest extent permitted by law, each Selling Holder, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Selling Holder (within the meaning of the Securities Act or the Exchange Act) (collectively, the “Seller Affiliates”) (i) against any and all Losses based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact necessary to be stated therein to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) against any and all Losses to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such reasonable and documented out-of-pocket expense or cost is not paid under clause (i) or (ii) above; except insofar as any such statements are made in reliance upon information furnished to Devon in writing by such Selling Holder or any Seller Affiliate expressly for use therein.
(c)
Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ one separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.
(d)
Contribution. If the indemnification provided for in this Section 2.05 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of net proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification, except in cases of fraud, bad faith, gross negligence or willful misconduct. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other reasonable and documented out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)
Other Indemnification. The provisions of this Section 2.05 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.06
Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Devon agrees to use its commercially reasonable efforts to:
(a)
make and keep public information regarding Devon available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof; and
(b)
file with the Commission in a timely manner all reports and other documents required of Devon under the Securities Act and the Exchange Act at all times from and after the date hereof.
Section 2.07
Repurchase Right.
(a)
Repurchase Right. If at any time, a Major Holder shall propose to sell, dispose of or otherwise transfer any Purchased Common Stock in a block trade (other than transfers (i) to a non-Affiliate that are less than $10,000,000.00, (ii) that are pursuant to broker assisted ordinary transactions into the open market, or (iii) to a Permitted Transferee of such Major Holder that signs a joinder to this Agreement) (a “Repurchase Right Sale”), Devon, or its authorized delegate, shall have the right (the “Repurchase Right”) to repurchase from such Major Holder up to 50% of the Purchased Common Stock proposed to be sold in the Repurchase Right Sale then held by such Major Holder (the “Repurchase Right Shares”), at a price per share (the “Repurchase Price”) equal to (i) the offering or sale price per share in such Repurchase Right Sale minus (ii) any brokerage commissions or fees and the underwriting discount and commissions per share (if any) in any such Repurchase Right Sale; provided that any such brokerage commission, fee or underwriting discount and commission will be reasonably negotiated by such Major Holder with a reasonably acceptable bank or other financial institution. The Repurchase Right shall apply with respect to each Major Holder until the earlier of either (i) such time as such Major Holder holds 0.5% or less of Devon’s then-issued and outstanding common stock, par value $0.10 per share, or (ii) eighteen (18) months from the date hereof.
(b)
Notices and Closing. Each Major Holder will deliver e-mail notice to Devon, or its authorized delegate (the “Holder Repurchase Notice”), of such Repurchase Right Sale at least one (1) business day before commencing such Repurchase Right Sale, setting forth the number of Purchased Common Stock that the Major Holder is selling in the Repurchase Right Sale, the intended pricing (including offering price per share and brokerage commissions or fees and underwriting discounts and commissions per share, if any, and as known at such time, or, as applicable, a reasonably detailed estimation of the manner in which such sale shall be priced) and the anticipated date and time, as applicable, of such transfer or sale. At any time before 2:00 p.m. CST on the anticipated date of such Repurchase Right Sale as set forth in the applicable Holder Repurchase Notice, Devon, or its authorized delegate, may exercise the Repurchase Right in whole or in part by email notice (the “Devon Repurchase Exercise”) to such Major Holder setting forth the number of Purchased Common Stock as to which Devon, or its authorized delegate, is exercising the Repurchase Right and a reasonable estimate of the number of Purchased Common Stock Devon would exercise the Repurchase Right to purchase in the event of an increase in the amount of Purchased Common Stock to be sold by such Major Holder; provided, that in the event of any decrease in the amount of Purchased Common Stock to be sold by such Major Holder, Devon shall have the right to repurchase from such Major Holder up to 60% of the Purchased Common Stock proposed to be sold in the Repurchase Right Sale then held by such Major Holder. The final number of Repurchase Right Shares as to which the Repurchase Right has been exercised is referred to herein as the “Exercised Repurchase Right Shares.” Delivery of and payment for the Exercised Repurchase Right Shares shall occur as promptly as possible following the closing and settlement of the Repurchase Right Sale and may be evidenced by a customary short-form purchase agreement if requested by either Devon, its authorized delegate, or the Major Holder.
Section 2.08
Removal of Restrictive Legends. Devon shall use its commercially reasonable efforts to facilitate the removal of the restrictive legend on any Registrable Securities if (a) such Registrable Securities are sold pursuant to an effective registration statement in accordance with the plan of distribution described therein, (b) a registration statement covering the resale of such Registrable Securities is effective under the Securities Act and the applicable Holder delivers to Devon a representation and/or “will comply” letter, as applicable, in a form reasonably acceptable to Devon, certifying that, among other things, such Holder will only transfer such Registrable Securities pursuant to such effective registration statement in accordance with the plan of distribution described therein and will, upon request following any lapse of effectiveness of such registration statement, cooperate with Devon to have any then-applicable restrictive legends reincluded on such Registrable Securities and the Registrable Securities returned to book-entry form at Devon’s transfer agent, (c) such Registrable Securities may be sold by the applicable Holder free of restrictions without regard to Rule 144(b) under the Securities Act (i.e., such Holder is not an affiliate of Devon, and has not been an affiliate of Devon for the previous three months, and has satisfied the one-year holding period under Rule 144) or (d) such Registrable Securities have been sold, assigned or otherwise transferred pursuant to Rule 144; provided, that with respect to clause (b), (c) or (d) above, the applicable Holder has provided all documentation and evidence (which may include an opinion of counsel) as may reasonably be required by Devon or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). Devon shall use its commercially reasonable efforts to cooperate with the applicable Holder covered by this Agreement to effect removal of the legend on such Registrable Securities pursuant to this Section 2.08 as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any Legend Removal Documents). Devon shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 2.08; provided, that the applicable Holder shall be responsible for all fees and expenses (including of counsel for such Holder) incurred by such Holder with respect to delivering the Legend Removal Documents.
Article III

TRANSFERS OF REGISTRATION RIGHTS

Section 3.01
Transfers of Registration Rights. The provisions hereof will inure to the benefit of, and be binding upon, the successors and assigns of each of the Parties, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred only (a) by operation of law, (b) if such transferee is a Permitted Transferee or (c) if such transfer is not made in accordance with clauses (a) and (b), with the express prior written consent of Devon, provided, in each case, that any such transferee shall not be entitled to the rights provided in this Agreement unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to Devon a duly executed Adoption Agreement. Notwithstanding anything to the contrary contained in this Section 3.01, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate. References to a Party in this Agreement shall be deemed to include any such transferee or assignee permitted by this Section 3.01.
Article IV

MISCELLANEOUS
Section 4.01
Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
(a)
if to Holder, at 840 W. Sam Houston North, Suite 300, Houston, Texas 77024, Attn: Adam Osbeck (Email: aosbeck@gmellc.com) or such other address set forth under that Holder’s signature block or provided by such Holder from time to time;
(b)
if to Devon, for any purpose other than delivering a Holder Repurchase Notice, at 333 West Sheridan Avenue, Oklahoma City, Oklahoma 73102, Attn: Joe Pullampally (Email: joe.pullampally@dvn.com), with a copy to Attn: Edward T. Highberger (Email: edward.highberger@dvn.com); and
(c)
if to Devon, for the purpose of delivering a Holder Repurchase Notice, at 333 West Sheridan Avenue, Oklahoma City, Oklahoma 73102, Attn: Jeffrey L. Ritenour (Email: jeff.ritenour@dvn.com), with a copy to Attn: Edward T. Highberger (Email: edward.highberger@dvn.com).

All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

Section 4.02
Successor and Assigns. No Seller shall assign or otherwise transfer all or any part of this Agreement, nor shall any Seller delegate any of its rights or duties hereunder,

without the prior written consent of Devon, and any transfer or delegation made without such consent shall be null and void ab initio. This Agreement shall inure to the benefit of and be binding upon the Holders and the successors and assigns of each of the parties.
Section 4.03
Recapitalization, Exchanges, Etc. Affecting the Stock of Devon. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all capital stock of Devon or any successor or assign of Devon (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock dividends, stock splits, recapitalizations and the like occurring after the date of this Agreement.
Section 4.04
Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
Section 4.05
Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute the same Agreement. Facsimile, .pdf or other electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.
Section 4.06
Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 4.07
Governing Law. The Laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of Laws.
Section 4.08
Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 4.09
Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Devon set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 4.10
Amendment. This Agreement may be amended only by means of a written amendment signed by Devon and the Holders of a majority of the then-outstanding Registrable Securities.
Section 4.11
No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DEVON ENERGY CORPORATION

By: /s/ David G. Harris

Name: David G. Harris

Title: Executive Vice President and Chief

Corporate Development Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GM II SELLER:

GRAYSON MILL HOLDINGS II, LLC

By: /s/ Eric Bayes

Name: Eric Bayes

Title: Chief Executive Officer

GM III SELLER:

GRAYSON MILL HOLDINGS III, LLC

By: /s/ Eric Bayes

Name: Eric Bayes

Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]